SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 14, 2010

IC Places, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53278	42-1662836
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1211 Orange Avenue, Suite 300
Winter Part, Florida 32789
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(407) 442-0309
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On June 4, 2010, pursuant to Section 242 of the General Corporation Code of the State of Delaware, the majority of the shareholders of the Common Stock of the Company approved a 1-for-30 reverse split of the Common Stock of the Company (the “Reverse Split”). Such Reverse Split will not cause a change in the authorized Common Stock of the Company. Pursuant to the Reverse Split, each holder of the Company’s Common Stock on the date of the effectiveness of the Reverse Split shall be entitled to one new share of Common Stock for every thirty shares of old common Stock held by such shareholder. No fractional shares of Common Stock will be issued in conjunction with the Reverse Split and as such, any and all fractional shares of Common Stock held by a shareholder will be rounded up to the next whole number. The Company filed notice of such Reverse Split with FINRA on June 11, 2010. Such Reverse Split is scheduled to take effect on or about June 21, 2010. Upon approval of the reverse Split, FINRA will issue the Company a new ticker symbol for trading purposes.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IC Places, Inc.
Date: June 14, 2010	/s/ Steven Samblis
By: Steven Samblis
Chief Executive Officer President